                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): FEBRUARY 2, 1999


                              AMERILINK CORPORATION
             (Exact name of registrant as specified in its charter)


             OHIO                     0-24334              31-1409345
(State or other jurisdiction of     (Commission          (I.R.S. Employer
incorporation or organization)     File Number)      Identification Number)


               1900 E. DUBLIN-GRANVILLE ROAD, COLUMBUS, OHIO 43229 (Address of principal executive offices, including zip code)


                                 (614) 895-1313
              (Registrant's telephone number, including area code)




ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On February 2, 1999, AmeriLink Corporation (the "Company"), through a wholly-owned subsidiary, MCC Acquisition Corp. ("MAC"), acquired Midwest Computer Cable, Inc. ("MCCI"), a commercial cabling installation firm headquartered in Des Moines, Iowa. The transaction was consummated pursuant to an Agreement and Plan of Merger, dated February 2, 1999 (the "Merger Agreement"), among the Company, MAC, MCCI, and the principal shareholders of MCCI, Larry Kendall, Dayton Kendall and Linda Kendall. The Merger Agreement was supplemented by a Short-Form Merger Agreement of even date among the Company, MAC and certain management employees who were the remaining shareholders of MCCI.

     The consideration delivered to the shareholders of MCCI in connection with the acquisition consisted of $4.4 million in cash and 500,000 common shares (without par value) of the Company valued at $3,565,000.

     For the year ended December 31, 1998, MCCI recorded net revenues of $9,806,935 and income from operations of $1,741,039 before deducting special compensation expense of $1,369,575 in connection with the declaration of a non-cash bonus in the form of MCCI common stock payable to certain management employees.

     Pursuant to the Merger Agreement, MCCI was merged with and into MAC (the "Merger") and the separate corporate existence of MCCI ceased. Following the Merger, MAC changed its name to "Midwest Computer Cable, Inc." and will continue to conduct business as a wholly-owned subsidiary of the

     Company. The terms of the Merger Agreement and the consideration delivered thereunder were established by arms-length negotiations among the parties. The MCCI acquisition has been accounted for as a purchase. The excess of the total cost over the fair value of the net assets acquired will be amortized under the straight-line method for twenty-five years.

     Also pursuant to the Merger Agreement, MCCI entered into three-year employment agreements with Larry Kendall, who shall continue to serve as the President of MCCI, and certain management employees of MCCI. The Company has guaranteed the payment and performance of all obligations of MCCI under those employment agreements. The Company issued a press release on January 28, 1999, announcing imminent plans to consummate the Merger, and issued another press release on February 2, 1999, announcing the completion of the Merger.

     MCCI provides network design, maintenance and installation services for premises wiring cabling systems through six offices located in Iowa, Kansas, Ohio and Texas. Upon completion of the Merger, the Company acquired all the assets of MCCI, including leases, equipment and inventory. The Company intends to continue to use the assets acquired pursuant to the Merger as they were used prior to the Merger, subject to such changes as the Company may deem appropriate in the future.

     The foregoing description of the Merger is not intended to be complete and is qualified in its entirety by reference to the Merger Agreement. A copy of the Merger Agreement is incorporated by reference to exhibit 2 to the Company's December 27, 1998 quarterly report on Form 10-Q dated February 2, 1999 which was filed on February 9, 1999.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                                                                          Page
  (a) Financial Statements of Business Acquired:

      Audited  financial  statements of Midwest  Computer Cable,
      Inc., as of and for the year ended December 31, 1998.                 4

  (b) Pro Forma Financial Information:

      Introduction to unaudited pro forma  consolidated  financial
      statements.                                                          14

      Unaudited  pro  forma  consolidated  balance  sheet  as of
      December 27, 1998.                                                   15

      Unaudited  pro  forma  consolidated  statement  of  income
      for the thirty-nine weeks ended December 27, 1998.                   16

      Unaudited  pro  forma  consolidated  statement  of  income
      for the fifty-two weeks ended March 29, 1998.                        17

      Notes  to  unaudited  pro  forma  consolidated   financial
      statements.                                                          18

  (c) Exhibits: ( Exhibits marked " *" have been previously filed)         19

Exhibit No.                    Description


2 Agreement and Plan of Merger, dated February 2, 1999, among Larry Kendall, Dayton Kendall, Linda Kendall, Midwest Computer Cable, Inc., AmeriLink Corporation and MCC Acquisition Corp., a wholly-owned subsidiary of AmeriLink Corporation, incorporated by reference herein to Exhibit 2 to the Company's December 27, 1998 quarterly report Form 10-Q dated February 2, 1999 which was filed on February 9, 1999. *

10 Employment Agreement of Larry Kendall, dated February 2, 1999 incorporated by reference herein to Exhibit 10 to the Company's December 27, 1998 quarterly report Form 10-Q dated February 2, 1999 which was filed on February 9, 1999. *

99.1         Short-Form Merger Agreement incorporated by reference herein to
             Exhibit 99.1 to the Company's December 27, 1998 quarterly report Form 10-Q dated February 2, 1999 which was filed on February 9, 1999. *

99.2 Press Release dated January 28, 1999 incorporated by reference herein to Exhibit 99.2 to the Company's December 27, 1998 quarterly report Form 10-Q dated February 2, 1999 which was filed on February 9, 1999. *

99.3 Press Release dated February 2, 1999 incorporated by reference herein to Exhibit 99.3 to the Company's December 27, 1998 quarterly report Form 10-Q dated February 2, 1999 which was filed on February 9, 1999. *

23.01        Consent of McGladrey & Pullen, LLP., Certified Public Accountants


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              AMERILINK CORPORATION
                              -------------------------------
                              (Registrant)


Date: April 9, 1999           By:  /s/ Larry R. Linhart
      -------------                --------------------------------
                              Larry R. Linhart, Chairman , President
                              and Chief Executive Officer

Date: April 9, 1999           By:  /s/James W. Brittan
      -------------                --------------------------------
                                    James W. Brittan
                                    Vice President of Finance
                  (Principal Financial and Accounting Officer)

ITEM 7(A) - FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.






                          MIDWEST COMPUTER CABLE, INC.


                                FINANCIAL REPORT


                                DECEMBER 31, 1998











                                    CONTENTS


----------------------------------------------------------------------------
INDEPENDENT AUDITOR'S REPORT                                          5
----------------------------------------------------------------------------

FINANCIAL STATEMENTS
   Balance sheet                                                      6
   Statement of income                                                7
   Statements of changes in stockholders' equity                      8
   Statement of cash flows                                            10
   Notes to financial statements                                      11

----------------------------------------------------------------------------

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Midwest Computer Cable, Inc.
Des Moines, Iowa

We have audited the accompanying balance sheet of Midwest Computer Cable, Inc., as of December 31, 1998, and the related statements of income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Midwest Computer Cable, Inc., as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ McGladrey & Pullen, LLP
---------------------------
McGladrey & Pullen, LLP

Des Moines, Iowa
January 25, 1999

MIDWEST COMPUTER CABLE, INC.

BALANCE SHEET
DECEMBER 31, 1998
ASSETS
--------------------------------------------------------------------------------

CURRENT ASSETS
 Cash (Note 3)                                                                                  $   339,054
 Accounts receivable (Note 9)                                                 $  991,811
 Less allowance for doubtful accounts                                             40,000            951,811
                                                                              ----------
 Inventories                                                                                        401,016
 Costs and estimated earnings in excess of billings on
    uncompleted contracts (Note 8)                                                                  167,819
 Prepaid expenses                                                                                    36,018
                                                                                                -----------

         TOTAL ASSETS                                                                             1,895,718

EQUIPMENT
 Machinery and equipment                                                      $   70,881
 Furniture and fixtures                                                            5,451
 Office equipment                                                                217,135
 Vehicles                                                                         56,288
                                                                              ----------
                                                                                 349,755
 Less accumulated depreciation                                                   184,726            165,029
                                                                              ----------        -----------
                                                                                                $ 2,060,747
                                                                                                -----------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Notes payable (Note 2)                                                                         $     2,411
 Accounts payable, affiliate                                                                        126,569
 Accounts payable, trade                                                                            201,932
 Accrued payroll                                                                                    170,159
 Accrued sales tax                                                                                  133,985
 Other accrued expenses                                                                              94,356
 Income taxes payable                                                                                17,405
                                                                                                -----------
    TOTAL CURRENT LIABILITIES                                                                       746,817

STOCKHOLDERS' EQUITY (NOTE 10)
 Common stock, no par value; authorized 1,000,000 shares:
  Issued 101,000 shares                                                       $
   To be issued for employee compensation 17,823.53 shares                     1,369,575
 Retained earnings (deficit)                                                     (55,645)         1,313,930
                                                                              ----------        -----------

                                                                                                $ 2,060,747
                                                                                                -----------

See Notes to Financial Statements

MIDWEST COMPUTER CABLE, INC.

STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 1998

-------------------------------------------------------------------------------

Net revenue (Note 9)                                                                           $   9,806,935

Cost of revenue:
   Materials, trade                                                           $ 2,430,645
   Materials, affiliate                                                           506,204
   Direct labor                                                                 1,571,871
   Other costs                                                                  1,401,159          5,909,879
                                 -                                              ---------      -------------

              GROSS PROFIT                                                                         3,897,056

Selling, general and administrative expenses                                    2,156,017
Stock compensation expense (Note 7)                                             1,369,575          3,525,592
                                 -                                              ---------      -------------

              INCOME FROM OPERATIONS                                                                 371,464

Nonoperating income (expense):
   Interest income                                                                 17,153
   Interest expense                                                                (3,598)            13,555
                                 -                                              ---------      -------------

              INCOME BEFORE INCOME TAXES                                                             385,019
Income taxes (Note 4)                                                                                286,437
                   -                                                                           -------------

              NET INCOME                                                                       $      98,582
                                                                                               -------------
                                                                                               -------------




See Notes to Financial Statements.

MIDWEST COMPUTER CABLE, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEAR ENDED DECEMBER 31, 1998

                                                                      Common Stock Issued
                                             ----------------------------------------------------------------------
                                                    Number of Shares                         Amount
                                             -------------------------------- -------------------------------------
                                                 Class A         Class B            Class A            Class B
-------------------------------------------------------------------------------------------------------------------
Balance, January 1, 1998                             100,000      1,000          $   10,000            $  133,549
   Exchange of Class A stock for
      Class B stock                                    1,000     (1,000)            133,549              (133,549)
   Net income
   Dividends on common stock                                                       (143,549)
   Shares to be issued for
      compensation
                                             ----------------------------------------------------------------------
Balance, December 31, 1998                           101,000                     $                     $
                                             ----------------------------------------------------------------------



See Notes to Financial Statements.

       Class A Common Stock
           To Be Issued
------------------------------------
Number of Shares                          Retained
                        Amount            Earnings            Total
-------------------------------------------------------------------------
                       $                  $ 227,452        $   371,001
                                             98,582             98,582
                                           (381,679)          (525,228)

17,823.53               1,369,575                            1,369,575
-------------------------------------------------------------------------
17,823.53 $             1,369,575         $ (55,645)       $ 1,313,930

-------------------------------------------------------------------------





See Notes to Financial Statements.

MIDWEST COMPUTER CABLE, INC.

STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1998

-------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                                   $     98,582
   Adjustments to reconcile net income to net cash
      provided by operating activities:
      (Gain) on sale of equipment                                                    (13,767)
      Employee compensation                                                        1,369,575
      Depreciation                                                                    60,399
      Change in assets and liabilities:
        (Increase) in accounts receivable                                           (101,099)
        (Increase) in inventories                                                    (47,630)
        (Increase) in costs and estimated earnings in excess of billings
           on uncompleted contracts                                                 (167,819)
        (Increase) in prepaid expenses                                               (31,818)
        Increase in accounts payable and accrued expenses                             13,309
        (Decrease) in billings in excess of costs and estimated earnings
           on uncompleted contracts                                                  (80,879)
        (Decrease) in income taxes payable                                          (203,161)
                                                                                -------------
              NET CASH PROVIDED BY OPERATING ACTIVITIES                              895,692
                                                                                -------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from sale of equipment                                                    48,576
   Purchase of equipment                                                             (85,208)
                                                                                -------------
              NET CASH (USED IN) INVESTING ACTIVITIES                                (36,632)
                                                                                -------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Payments on long-term debt                                                        (32,276)
   Payments on notes payable, stockholders                                           (44,823)
   Cash dividends and capital return                                                (525,228)
                                                                                -------------
              NET CASH (USED IN) FINANCING ACTIVITIES                               (602,327)
                                                                                -------------

              NET INCREASE IN CASH                                                   256,733

CASH
   Beginning                                                                          82,321
                                                                                -------------
   Ending                                                                       $    339,054
                                                                                =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION
   Cash payments for income taxes                                               $    489,598



See Notes to Financial Statements.

MIDWEST COMPUTER CABLE, INC.


NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS: The Company is engaged primarily in the sale and installation of computer cabling and connectivity products. The headquarters of the company are in Clive, Iowa, with offices and sales throughout central United States.

SIGNIFICANT ACCOUNTING POLICIES:

   INVENTORIES: Inventories are valued at the lower of cost (first-in, first-out method) or market, and consist primarily of purchased parts.

   EQUIPMENT: Equipment is carried at cost. Depreciation is generally provided for on the straight-line basis over the estimated useful lives of the assets.

   REVENUE AND COST RECOGNITION: Revenues from contracts are recognized on the percentage-of- completion method measured by the costs incurred to date to estimated total costs for each contract commencing when progress reaches a point where experience is sufficient to estimate final results with reasonable accuracy. Contract costs include direct material and labor costs. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

   The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed.

   ACCOUNTING ESTIMATES AND ASSUMPTIONS: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 2. NOTES PAYABLE AND LINE OF CREDIT AT DECEMBER 31, 1998 The Company has an 11.25% bank note payable with a balance of $1,776 and a related-party note payable with a balance of $635 with interest at 10%.

The Company has a line of credit with Iowa State Bank bearing interest at 8.75% and expiring in March 1999. At December 31, 1998, there were no borrowings outstanding on this line of credit which is collateralized by substantially all assets of the Company.


NOTE 3.  CASH IN EXCESS OF FDIC LIMITS

The Company maintains cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

NOTE 4.  INCOME TAX MATTERS

Effective July 1, 1998, the Company, with the consent of its stockholders, will be taxed under sections of federal and state income tax law, which provide that, in lieu of corporation income taxes, the stockholders will separately account for their pro rata shares of the Company's income, deduction, losses and credits. In connection with this change, the Company changed its corporate year-end from June 30 to December 31.

A reconciliation of income tax expense for the year ended December 31, 1998, to the amount computed at the Federal income tax rate of 34%, is as follows:

Computed Federal income taxes at 34%                 $ 130,906
Increase in tax expense resulting from:
   Book loss after July 1, 1998 at 34%                  77,459
   State income taxes                                   33,591
   Write off of deferred taxes                          25,000
   Other                                                19,481
                                                     ---------
                                                     $ 286,437
                                                     ---------
                                                     ---------

NOTE 5.  LEASES

The Company leases office space under six noncancelable agreements which expire between December 31, 1999 and February 28, 2001, and requiring monthly rentals of between $525 and $3,600.

The Company also leases vehicles under noncancelable agreements which expire between March 27, 1999 and April 8, 2001, and requiring monthly rentals of between $287 and $398.

Future minimum lease payments, by year and in aggregate, under the noncancelable operating leases with initial terms of one year or more are due as follows:

1999         $ 230,662
2000            99,060
2001             4,189
            ----------
            $  333,911
            ----------
            ----------


Rent expense under the operating leases was $248,567 for the year ended December 31, 1998.

NOTE 6.    PENSION PLAN

The Company has a 401(k) pension plan covering employees over the age of 21 having at least one year of service and working over 1,000 hours. The Company is required to contribute a matching contribution equal to 100% of the contributions made by the employee up to a maximum of 3% of the respective employee's salary. Contributions to the plan totaled $49,165 for the year ended December 31, 1998.


NOTE 7.    STOCK COMPENSATION EXPENSE

The Company declared a bonus to three key employees in the amount of $1,369,575 payable by issuance of 17,823.53 shares of common stock.

NOTE 8.   CONTRACTS IN PROGRESS AT DECEMBER 31, 1998

Total amount of uncompleted contracts      $ 260,876
                                           ---------
                                           ---------

Costs incurred on uncompleted contracts    $ 136,154
Estimated earnings                           115,276
                                           ---------
                                             251,430
Less billings to date                         83,611
                                           ---------
                                           $ 167,819
                                           ---------
                                           ---------



NOTE 9.    MAJOR CUSTOMER

Netcom Solutions owes 25% of the Company's accounts receivable balance at December 31, 1998 and provided 35% of the Company's net revenues for the year ended December 31, 1998.


NOTE 10.  SUBSEQUENT EVENT

Current stockholders have reached an agreement to sell all their shares to a SEC filing company. The transaction, which is scheduled to be completed in February 1999, will be treated as a merger with a subsidiary of the SEC filing company being the surviving corporation.

ITEM 7(B) - PRO FORMA FINANCIAL INFORMATION


INTRODUCTION TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS.

On February 2, 1999, AmeriLink Corporation ("Amerilink" or the "Company"), through a wholly-owned subsidiary, MCC Acquisition Corp., acquired Midwest Computer Cable, Inc. ("MCCI"). The consideration delivered to the shareholders of MCCI in connection with the Merger consisted of $4.4 million in cash and 500,000 common shares (without par value) of the Company valued at $3,565,000, and the Company is accounting for the acquisition as a purchase. The following unaudited proforma consolidated financial statements are based on the respective historical financial statements of the Company and MCCI (the "Companies").

The unaudited pro forma consolidated balance sheet assumes that the acquisition took place on December 27, 1998 and combines Amerilink's December 27, 1998 unaudited balance sheet with MCCI's December 31, 1998 audited balance sheet. The unaudited pro forma consolidated statements of income assume that the acquisition took place as of the beginning of the periods presented and combine Amerilink's unaudited consolidated statements of income for the fifty-two weeks ended March 29, 1998, and thirty-nine weeks ended December 27, 1998, with MCCI's unaudited statement of income for the year ended March 31, 1998 and nine months ended December 31, 1998, respectively.

The unaudited pro forma consolidated financial statements are based on the estimates and assumptions set forth in the notes to the financial statements. The pro forma adjustments made in connection with the pro forma consolidated financial statements are preliminary and have been made solely for the purpose of developing such pro forma financial information for illustrative purposes necessary to comply with the disclosure requirements of the Securities and Exchange Commission. The unaudited pro forma consolidated financial statements are not necessarily indicative of what the results would have been if the Merger had occurred on the dates indicated, and do not purport to be indicative of the results of operations for future periods.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 27, 1998

                                       AMERILINK         MCCI           PRO FORMA        CONSOLIDATED
                                      AS REPORTED     AS REPORTED       ADJUSTMENTS        PRO FORMA
ASSETS
Current assets:
     Cash and cash equivalents        $  10,822,853   $    339,054    $ (4,637,500)      $  6,524,407
     Accounts receivable - trade         11,875,678        951,811                         12,827,489
     Work-in-process                      5,026,127        167,819                          5,193,946
     Materials and supply
      inventories                         1,468,651        401,016                          1,869,667
     Other receivables                      232,556           ----                            232,556
     Deferred income taxes                  458,584           ----                            458,584
     Other                                  317,504         36,018                            353,522
                                      -------------   ------------    ------------       ------------
          Total current assets           30,201,953      1,895,718      (4,637,500)        27,460,171

Property and equipment - net              6,047,060        165,029                          6,212,089
Deposits and other assets                   112,552           ----                            112,552
Goodwill                                       ----           ----       6,888,570          6,888,570
                                      -------------   ------------    ------------       ------------
           Total assets               $  36,361,565   $  2,060,747    $  2,251,070       $ 40,673,382
                                      -------------   ------------    ------------       ------------

LIABILITIES AND SHAREHOLDERS'
EQUITY
Current liabilities:
     Trade accounts payable           $   1,716,721   $    328,501    $                  $  2,045,222
     Liability to subcontractors          1,488,951           ----                          1,488,951
     Accrued compensation and
         other current                    1,874,192        415,905                          2,290,097
     liabilities
     Notes payable                             ----          2,411          ----                2,411
                                      -------------   ------------    ------------       ------------


   Total current liabilities              5,079,864        746,817                          5,826,681

                                                                         3,565,000
Shareholders' equity                     31,281,701      1,313,930      (1,313,930)      $ 34,846,701
                                      -------------   ------------    ------------       ------------
  Total liabilities and
     Shareholders' equity             $  36,361,565   $  2,060,747    $  2,251,070       $ 40,673,382
                                      -------------   ------------    ------------       ------------
                                      -------------   ------------    ------------       ------------






See notes to unaudited pro forma consolidated financial statements

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE THIRTY-NINE WEEKS ENDED DECEMBER 27, 1998

                                       AMERILINK           MCCI          PRO FORMA           CONSOLIDATED
                                      AS REPORTED      AS REPORTED      ADJUSTMENTS            PRO FORMA

Revenues                              $  48,077,714   $  7,441,732       $       ----        $  55,519,446
Cost of sales                            29,302,980      4,609,360                              33,912,340
                                      -------------   ------------       ------------        -------------
Gross profit                             18,774,734      2,832,372               ----           21,607,106
Selling, general and
 administrative expenses                 17,355,944      1,635,672            206,657           19,198,273
Stock compensation expense                     ----      1,369,575         (1,369,575)                ----
                                      -------------   ------------       ------------        -------------

Income (loss) from operations             1,418,790       (172,875)         1,162,918            2,408,833
Interest income                             404,866         16,632           (174,000)             247,498
                                      -------------   ------------       ------------        -------------
Income (loss) before taxes                1,823,656       (156,243)           988,918            2,656,331
Provision for income taxes                  719,000         42,869            367,131            1,129,000
                                      -------------   ------------       ------------        -------------
Net income (loss)                     $   1,104,656   $   (199,112)      $    621,787        $   1,527,331
                                      -------------   ------------       ------------        -------------
                                      -------------   ------------       ------------        -------------


Earnings per share:
     Basic                            $        0.26                                          $        0.32
                                      -------------                                          -------------

     Diluted                          $        0.25                                          $        0.32
                                      -------------                                          -------------

Weighted average shares:
     Basic                                4,234,199                                              4,734,199
     Diluted                              4,340,677                                              4,840,677





See notes to unaudited pro forma consolidated financial statements.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE FIFTY-TWO WEEKS ENDED MARCH 29, 1998

                                       AMERILINK       MCCI         PRO FORMA        CONSOLIDATED
                                      AS REPORTED    AS REPORTED   ADJUSTMENTS        PRO FORMA

Revenues                              $ 85,645,991   $ 6,976,077    $   -----        $ 92,622,068
Cost of sales                           52,615,969     3,208,995                       55,824,964
                                      ------------   -----------    ----------       ------------
Gross profit                            33,030,022     3,767,082         -----         36,797,104
Selling, general and
 administrative expenses                25,183,821     3,139,200       275,543         28,598,564
                                      ------------   -----------    ----------       ------------
Income from operations                   7,846,201       627,882      (275,543)         8,198,540
Interest expense                           187,633        35,191       231,875            454,699
                                      ------------   -----------    ----------       ------------
Income before income taxes               7,658,568       592,691      (507,418)         7,743,841
Provision for income taxes               3,073,000       237,000       (93,000)         3,217,000
                                      ------------   -----------    ----------       ------------
Net income                            $  4,585,568   $   355,691    $ (414,418)      $  4,526,841
                                      ------------   -----------    ----------       ------------
                                      ------------   -----------    ----------       ------------

Earnings per share:
     Basic                            $      1.20                                    $       1.05
                                      -----------                                    ------------
     Diluted                          $      1.15                                    $       1.01
                                      -----------                                    ------------

Weighted average shares:
     Basic                              3,805,866                                       4,305,866
     Diluted                            4,002,089                                       4,502,089




See notes to unaudited pro forma consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  PRO FORMA ADJUSTMENTS

     The unaudited pro forma consolidated balance sheet as of December 27, 1998 reflects the following adjustments as if they had occurred at that date: (1) the issuance of $ 4,637,500 of cash representing the $4,400,000 cash consideration issued to the shareholders of MCCI, and an estimated $237,500 in related direct transaction costs associated with the acquisition (2) the estimated goodwill resulting from the acquisition, and (3) the issuance of 500,000 shares of Common Stock valued at $3,565,000 to the shareholders of MCCI.

     The unaudited pro forma consolidated statements of income for the fifty-two weeks ended March 29, 1998, and thirty-nine weeks ended December 27, 1998 reflect the following pro forma adjustments: (1) amortization of goodwill on a straight-line basis over 25 years, and (2) interest charges on the estimated $4,637,500 of cash utilized in the acquisition. In December 1998 the shareholders of MCCI declared special bonuses to three key employees in the aggregate amount of $1,369,575 payable by issuing a total of 17,823.53 shares of MCCI common stock. This bonus is not representative of the bonuses expected to be paid to those key employees subsequent to the acquisition, and therefore, the unaudited pro forma consolidated statement of income for the thirty-nine weeks ended December 27, 1998 has been adjusted as if these special bonuses had not been made.

NOTE 2.  PRO FORMA PROVISION FOR INCOME TAXES ADJUSTMENTS

     Effective July 1, 1998 MCCI elected under Subchapter S of the Internal Revenue Code to have the shareholders recognize their proportionate share of MCCI's taxable income on their personal income tax returns in lieu of paying corporate income tax. The pro forma adjustments to the provision for income taxes reflects adjustments to provide for income taxes as if MCCI were included in Amerilink's federal and state income tax returns, including the associated amortization of goodwill resulting from the acquisition which is not deductible for income tax purposes.

NOTE 3.  PRO FORMA NET INCOME PER SHARE

     The unaudited pro forma and supplemental pro forma net income per common share, basic and diluted, are based upon the weighted average common shares and dilutive common stock options outstanding for each period presented adjusted for the 500,000 shares of Amerilink common stock issued to the shareholders of MCCI.


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